EXHIBIT 23.1


The Board of Directors
Superior Energy Services, Inc.:


We consent to the inclusion of our report herein dated July 18, 1997, with respect to the balance sheet of Tong Rentals & Supply Co., Inc. as of December 31, 1996 and the related statements of operations and retained earnings and cash flows for the year then ended.




                                              /s/ KMPG PEAT MARWICK LLP

                                                KPMG PEAT MARWICK LLP



New Orleans, Louisiana
August 8, 1997